EXHIBIT 4.3

PRAXAIR, INC.

SUBORDINATED

DEBT SECURITIES

INDENTURE

Dated as of [          ], 20[     ]

[               ], Trustee

PARTIAL CROSS-REFERENCE TABLE

Indenture Section	TIA Section

2.05	317(b)
2.06	312(a)
2.11	316(a)
(last sentence)
4.07	314(a)(4)
4.08	314(a)(1)
6.04	316(a)(1)(B)
6.05	316(a)(1)(A)
6.07	317(a)(1)
7.04	315(b)
7.05	313(a)
7.05	313(d)
7.07	310(a), 310(b)
7.10	310(b)(1)
8.02	310(a), 310(b)
9.04	316(c)
11.01	318(a)
11.02	313(c)
11.03	314(c)(1)
314(c)(2)
11.04	314(e)

TABLE OF CONTENTS

Page

ARTICLE 1

DEFINITIONS

SECTION 1.01.	Definitions	1
SECTION 1.02.	Other Definitions	2
SECTION 1.03.	Rules of Construction	2

ARTICLE 2

THE SECURITIES

ARTICLE 3

REDEMPTION

SECTION 3.01.	Notices to Trustee	8
SECTION 3.02.	Selection of Securities To Be Redeemed	8
SECTION 3.03.	Notice of Redemption	8
SECTION 3.04.	Effect of Notice of Redemption	9
SECTION 3.05.	Payment of Redemption Price	9
SECTION 3.06.	Securities Redeemed in Part	9

ARTICLE 4

COVENANTS

SECTION 4.01.	Payment of Securities	9
SECTION 4.02.	Overdue Interest	10
SECTION 4.03.	Compliance Certificate	10
SECTION 4.04.	SEC Reports	10

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ARTICLE 5

SUCCESSORS

SECTION 5.01.	When Company May Merge etc.	10

ARTICLE 6

DEFAULTS AND REMEDIES

ARTICLE 7

TRUSTEE

ARTICLE 8

DISCHARGE OF INDENTURE

SECTION 8.01.	Defeasance	16
SECTION 8.02.	Conditions to Defeasance	16
SECTION 8.03.	Application of Trust Money	17
SECTION 8.04.	Repayment to Company	17

ARTICLE 9

AMENDMENTS

SECTION 9.01.	Without Consent of Holders	17

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SECTION 9.02.	With Consent of Holders	18
SECTION 9.03.	Compliance with Trust Indenture Act	18
SECTION 9.04.	Effect of Consents	18
SECTION 9.05.	Notation on or Exchange of Securities	18
SECTION 9.06.	Trustee Protection	19

ARTICLE 10

SUBORDINATION

ARTICLE 11

MISCELLANEOUS

Exhibit A                      A Form of Registered Security
Exhibit B                      A Form of Bearer Security Notes to Exhibits A and B
Exhibit C                      A Form of Assignment

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INDENTURE dated as of [          ], 20[  ] between PRAXAIR, INC., a Delaware corporation (“Company”), and [          ], a national banking association (“Trustee”).

Each party agrees as follows for the benefit of the Holders of the Company’s debt securities issued under this Indenture:

ARTICLE 1

DEFINITIONS

SECTION 1.01.                                Definitions.

“Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

“Agent” means any Registrar, Transfer Agent or Paying Agent.

“Authorized Newspaper” means a newspaper that is:

(1)            printed in the English language or in an official language of the country of publication;

(2)            customarily published on each business day in the place of publication; and

(3)            of general circulation in the relevant place or in the financial community of such place.

Whenever successive publications in an Authorized Newspaper are required, they may be made on the same or different business days and in the same or different Authorized Newspapers.

“Bearer Security” means a Security payable to bearer.

“Board” means the Board of Directors of the Company or any authorized committee of the Board.

“Bond Resolution” means a resolution adopted by the Board or by an Officer or committee of officers pursuant to Board delegation authorizing a series of Securities.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“coupon” means an interest coupon for a Bearer Security.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“Discounted Security” means a Security where the amount of principal due upon acceleration is less than the stated principal amount.

“Holder” or “Securityholder” means the person in whose name a Registered Security is registered and the bearer of a Bearer Security or coupon.

“Indenture” means this Indenture and any Bond Resolution as amended from time to time.

“Officer” means the Chairman, any Vice-Chairman, the President, any Vice-President, the Treasurer, the Secretary, the Controller or any Assistant Treasurer of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Secretary or Assistant Controller of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“principal” of a debt security means the principal of the security plus the premium, if and when applicable, on the security.

“Registered Security” means a Security registered as to principal and interest by the Registrar.

“SEC” means the Securities and Exchange Commission.

“Securities” means the debt securities issued under this Indenture.

“series” means a series of Securities or the Securities of the series.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code § 77aaa-77bbbb) as in effect on the date shown above.

“Trustee” means the party named as such above until a successor replaces it and thereafter means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“United States” means the United States of America, its territories and possessions and other areas subject to its jurisdiction.

“Yield to Maturity” means the yield to maturity on a Security at the time of its issuance or at the most recent determination of interest on the Security.

SECTION 1.02.                                Other Definitions.

Term	Defined in Section
“Bankruptcy Law”	6.01
“Custodian”	6.01
“Event of Default”	6.01
“Legal Holiday”	11.06
“Paying Agent”	2.03
“Registrar”	2.03
“Representative”	10.02
“Senior Indebtedness”	10.02
“Transfer Agent”	2.03
“Treasury Regulations”	2.04
“U.S. Government Obligations”	8.02

SECTION 1.03.                                Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

(3)           generally accepted accounting principles are those applicable from time to time;

(4)           all terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such definitions;

(5)           “or” is not exclusive; and

(6)           words in the singular include the plural, and in the plural include the singular.

ARTICLE 2

THE SECURITIES

SECTION 2.01.                                Issuable in Series.

The aggregate principal amount of Securities that may be issued under this Indenture is unlimited.  The Securities may be issued from time to time in one or more series.  Each series shall be created by a Bond Resolution or a supplemental indenture that establishes the terms of the series, which may include the following:

(1)           the title of the series;

(2)           the aggregate principal amount of the series;

(3)           the interest rate, if any, or method of calculating the interest rate;

(4)           the date from which interest will accrue;

(5)           the record dates for interest payable on Registered Securities;

(6)           the dates when principal and interest are payable;

(7)           the manner of paying principal and interest;

(8)           the places where principal and interest are payable;

(9)           the Registrar, Transfer Agent and Paying Agent;

(10)           the terms of any mandatory or optional redemption by the Company;

(11)           the terms of any redemption at the option of Holders;

(12)           the denominations in which Securities are issuable;

(13)           whether Securities will be issuable as Registered Securities or Bearer Securities;

(14)           whether and upon what terms Registered Securities and Bearer Securities may be exchanged;

(15)           whether any Securities will be represented by a Security in global form;

(16)           the terms of any global Security;

(17)           the terms of any tax indemnity;

(18)           the currencies (including any composite currency) in which principal or interest may be paid;

(19)           if payments of principal or interest may be made in a currency other than that in which Securities are denominated, the manner for determining such payments;

(20)           if amounts of principal or interest may be determined by reference to an index, formula or other method, the manner for determining such amounts;

(21)           provisions for electronic issuance of Securities or for Securities in uncertificated form;

(22)           the portion of principal payable upon acceleration of a Discounted Security;

(23)           any Events of Default or covenants in addition to or in lieu of those set forth in this Indenture;

(24)           whether and upon what terms Securities may be defeased;

(25)           the forms of the Securities or any coupon, which may be in the form of Exhibit A or B;

(26)           any terms that may be required by or advisable under U.S. or other applicable laws; and

(27)           any other terms not inconsistent with this Indenture.

All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

The creation and issuance of a series and the authentication and delivery thereof are not subject to any conditions precedent.

SECTION 2.02.                                Execution and Authentication.

Two Officers shall sign the Securities by manual or facsimile signature.  The Company’s seal shall be reproduced on the Securities.  An officer shall sign any coupons by facsimile signature.

If an Officer whose signature is on a Security or its coupons no longer holds that office at the time the Security is authenticated or delivered, the Security and coupons shall nevertheless be valid.

A Security and its coupons shall not be valid until the Security is authenticated by the manual signature of the Registrar.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Each Registered Security shall be dated the date of its authentication.  Each Bearer Security shall be dated the date of its original issuance or as provided in the Bond Resolution.

Securities may have notations, legends or endorsements required by law, stock exchange rule, agreement or usage.

SECTION 2.03.                                Bond Agents.

The Company shall maintain an office or agency where Securities may be authenticated (“Registrar”), where securities may be presented for registration of transfer or for exchange (“Transfer Agent”) and where Securities may be presented for payment (“Paying Agent”).  Whenever the Company must issue or deliver Securities pursuant to this Indenture, the Registrar shall authenticate the Securities at the Company’s request.  The Transfer Agent shall keep a register of the Securities and of their transfer and exchange.

The Company may appoint more than one Registrar, Transfer Agent or Paying Agent for a series.  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  If the Company fails to maintain a Registrar, Transfer Agent or Paying Agent for a series, the Trustee shall act as such.

SECTION 2.04.                                Bearer Securities.

U.S. laws and Treasury Regulations restrict sales or exchanges of and payments on Bearer Securities.  Therefore, except as provided below:

(1)           Bearer Securities will be offered, sold and delivered only outside the United States and will be delivered only upon presentation of a certificate in a form prescribed by the Company to comply with U.S. laws and regulations.

(2)           Bearer Securities will not be issued in exchange for Registered Securities.

(3)           All payments of principal and interest (including original issue discount) on Bearer Securities will be made outside the United States by a Paying Agent located outside the United States unless the Company determines that:

(a)           such payments may not be made by such Paying Agent because the payments are illegal or prevented by exchange controls as described in Treasury Regulation § 1.163-5(c)(2)(v); and

(b)           making the payments in the United States would not have an adverse tax effect on the Company.

If there is a change in the relevant provisions of U.S. laws or Treasury Regulations or the judicial or administrative interpretation thereof, a restriction set forth in paragraph (1), (2) or (3) above will not apply to a series if the Company determines that the relevant provisions no longer apply to the series or that failure to comply with the relevant provisions would not have an adverse tax effect on the Company or on Securityholders or cause the series to be treated as “registration-required” obligations under U.S. law.

The Company shall notify the Trustee of any determinations by the Company under this Section.

“Treasury Regulations” means regulations of the U.S. Treasury Department under the Internal Revenue Code of 1986, as amended.

SECTION 2.05.                                Paying Agent To Hold Money in Trust.

The Company shall require each Paying Agent for a series other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the persons entitled thereto all money held by the Paying Agent for the payment of principal of or interest on the series, and will notify the Trustee of any default by the Company in making any such payment.

While any such default continues, the Trustee may require a Paying Agent to pay all money so held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money.

If the Company or an Affiliate acts as Paying Agent for a series, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent for the series.

SECTION 2.06.                                Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Transfer Agent, the Company shall furnish to the Trustee semiannually and at such other times as the Trustee may request a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Registered Securities and Holders of Bearer Securities whose names are on the list referred to below.

The Transfer Agent shall keep a list of the names and addresses of Holders of Bearer Securities who file a request to .be included on such list.  A request will remain in effect for two years but successive requests may be made.

Whenever the Company or the Trustee is required to mail a notice to all Holders of Registered Securities of a series, it also shall mail the notice to Holders of Bearer Securities of the series whose names are on the list.

Whenever the Company is required to publish a notice to all Holders of Bearer Securities of a series, it also shall mail the notice to such of them whose names are on the list.

SECTION 2.07.                                Transfer and Exchange.

Where Registered Securities of a series are presented to the Transfer Agent with a request to register a transfer or to exchange them for an equal principal amount of Registered Securities of other denominations of the series, the Transfer Agent shall register the transfer or make the exchange if its requirements for such transactions are met.

The Transfer Agent may require a Holder to pay a sum sufficient to cover any taxes imposed on a transfer or exchange

If a series provides for Registered and Bearer Securities and for their exchange, Bearer Securities may be exchanged for Registered Securities and Registered Securities may be exchanged for Bearer Securities as provided in the Securities or the Bond Resolution if the requirements of the Transfer Agent for such transactions are met and if Section 2.04 permits the exchange.

SECTION 2.08.                                Replacement Securities.

If the Holder of a Security or coupon claims that it has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that the Security or coupon has been acquired by a bona fide purchaser, the Company shall issue a replacement Security or coupon if the Company and the Trustee receive:

(1)           evidence satisfactory to them of the loss, destruction or taking;

(2)           an indemnity bond satisfactory to them; and

(3)           payment of a sum sufficient to cover their expenses and any taxes for replacing the Security or coupon.

A replacement Security shall have coupons attached corresponding to those, if any, on the replaced Security.

Every replacement Security or coupon is an additional obligation of the Company.

SECTION 2.09.                                Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Registrar except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced security is held by a bona fide purchaser.

If securities are considered paid under Section 4.02, they cease to be outstanding and interest on them ceases to accrue.

A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.10.                                Discounted Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, the principal amount of a Discounted Security shall be the amount of principal that would be due as of the date of such determination if payment of the Security were accelerated on that date.

SECTION 2.11.                                Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 2.12.                                Global Securities.

If the Bond Resolution so provides, the Company may issue some or all of the Securities of a series in temporary or permanent global form.  A global Security may be in registered form, in bearer form with or without coupons or in uncertificated form.  A global Security shall represent that amount of Securities of a series as specified in the global Security or as endorsed thereon from time to time.  At the Company’s request, the Registrar shall endorse a global Security to reflect the amount of any increase or decrease in the Securities represented thereby.

The Company may issue a global Security only to a depository designated by the Company.  A depository may transfer a global Security only as a whole to its nominee or to a successor depository.

The Bond Resolution may establish, among other things, the manner of paying principal and interest on a global Security and whether and upon what terms a beneficial owner of an interest in a global Security may exchange such interest for definitive Securities.

The Company, an Affiliate, the Trustee and any Agent shall not be responsible for any acts or omissions of a depository, for any depository records of beneficial ownership interests or for any transactions between the depository and beneficial owners.

SECTION 2.13.                                Temporary Securities.

Until definitive Securities of a series are ready for delivery, the Company may use temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Temporary Securities may be in global form.  Temporary Bearer Securities may have one or more coupons or no coupons.  Without unreasonable delay, the Company shall deliver definitive Securities in exchange for temporary Securities.

SECTION 2.14.                                Cancellation.

The Company at any time may deliver Securities to the Registrar for cancellation.  The Transfer Agent and the Paying Agent shall forward to the Registrar any Securities and coupons surrendered to them for payment, exchange or registration of transfer.  The Registrar shall cancel all Securities or coupons surrendered for payment, registration of transfer, exchange or cancellation as follows:the Registrar will cancel all Registered Securities and matured coupons.  The Registrar also will cancel all Bearer Securities and unmatured coupons unless the Company requests the Registrar to hold the same for redelivery.  Any Bearer Securities so held shall be considered delivered for cancellation under Section 2.09.  The Registrar shall destroy cancelled Securities and coupons unless the Company otherwise directs.

Unless the Bond Resolution otherwise provides, the Company may not issue new Securities to replace Securities that the Company has paid or that the Company has delivered to the Registrar for cancellation.

SECTION 2.15.                                Defaulted Interest.

If the Company defaults in a payment of interest on Registered Securities, it need not pay the defaulted interest to Holders on the regular record date.  The company may fix a special record date for determining Holders entitled to receive defaulted interest or the Company may pay defaulted interest in any other lawful manner.

ARTICLE 3

REDEMPTION

SECTION 3.01.                                Notices to Trustee.

Securities of a series that are redeemable before maturity shall be redeemable in accordance with their terms and, unless the Bond Resolution otherwise provides, in accordance with this Article.

In the case of a redemption by the Company, the Company shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed.  The Company shall notify the Trustee at least 50 days before the redemption date unless a shorter notice is satisfactory to the Trustee.

If the Company is required to redeem Securities, it may reduce the principal amount of Securities required to be redeemed to the extent it is permitted a credit by the terms of the Securities and it notifies the Trustee of the amount of the credit and the basis for it.  If the reduction is based on a credit for acquired or redeemed Securities that the Company has not previously delivered to the Registrar for cancellation, the Company shall deliver the Securities at the same time as the notice.

SECTION 3.02.                                Selection of Securities To Be Redeemed.

If less than all the Securities of a series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate.  The Trustee shall make the selection from Securities of the series outstanding not previously called for redemption.  The Trustee may select for redemption portions of the principal of Securities having denominations larger than the minimum denomination for the series.  Securities and portions thereof selected for redemption shall be in amounts equal to the minimum denomination for the series or an integral multiple thereof.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.                                Notice of Redemption.

At least 20 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Registered Securities whose Securities are to be redeemed.

If Bearer Securities are to be redeemed, the Company shall publish a notice of redemption in an Authorized Newspaper as provided in the Securities.

A notice shall identify the Securities of the series to be redeemed and shall state:

(1)           the redemption date;

(2)           the redemption price;

(3)           the name and address of the Paying Agent;

(4)           that Securities called for redemption, together with all coupons, if any, maturing after the redemption date, must be surrendered to the Paying Agent to collect the redemption price;

(5)           that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

(6)           whether the redemption by the Company is mandatory or optional.

A redemption notice given by publication need not identify Registered Securities to be redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

SECTION 3.04.                                Effect of Notice of Redemption.

Once notice of redemption is given, Securities called for redemption become due and payable on the redemption date at the redemption price stated in the notice.

SECTION 3.05.                                Payment-of Redemption Price.

On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

When the Holder of a Security surrenders it for redemption in accordance with the redemption notice,, the Company shall pay to the Holder on the redemption date the redemption price and accrued interest to such date, except that:

(1)           the Company will pay any such interest (except defaulted interest) to Holders on the record date of Registered Securities if the redemption date occurs on an interest payment date; and

(2)           the Company will pay any such interest to Holders of coupons that mature on or before the redemption date upon surrender of such coupons to the Paying Agent.

Coupons maturing after the redemption date on a called Security are void absent a payment default on that date.  Nevertheless, if a Holder surrenders for redemption a Bearer Security missing any such coupons, the Company may deduct the face amount of such coupons from the redemption price.  If thereafter the Holder surrenders to the Paying Agent the missing coupons, the Company will return the amount so deducted.  The Company also may waive surrender of the missing coupons if it receives an indemnity bond satisfactory to the Company.

SECTION 3.06.                                Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall deliver to the Holder a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS

SECTION 4.01.                                Payment of Securities.

The Company shall pay the principal of and interest on a series in accordance with the terms of the Securities for the series, any related coupons, and this Indenture.  Principal and interest on a series shall be considered paid on the date due if the Paying Agent for the series holds on that date money sufficient to pay all principal and interest then due on the series.

SECTION 4.02.                                Overdue Interest.

Unless the Bond Resolution otherwise provides, the Company shall pay interest on overdue principal of a Security of a series at the rate (or Yield to maturity in the case of a Discounted Security) borne by the series; it shall pay interest on overdue installments of interest at the same rate or Yield to maturity to the extent lawful.

SECTION 4.03.                                Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

Any other obligor on the Securities also shall deliver to the Trustee such a certificate similarly signed as to its compliance with this Indenture within 120 days after the end of each of its fiscal years.

The certificates need not comply with Section.10.04.

SECTION 4.04.                                SEC Reports.

The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or such portions of the foregoing as the SEC may prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Any other obligor on the Securities shall do likewise as to the above items which it is required to file with the SEC pursuant to those Sections.

ARTICLE 5

SUCCESSORS

SECTION 5.01.                                When Company May Merge. etc.

The Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any person unless:

(1)           the person is organized under the laws of the United States or a State thereof;

(2)           the person assumes by supplemental indenture all the obligations of the Company under this Indenture, the Securities and any coupons;

(3)           immediately after the transaction no Default exists; and

(4)           if, as a result of the transaction, a Principal Property would become subject to a Lien not permitted by Section 4.04, the Company or such person secures the Securities equally and ratably with or prior to all obligations secured by the Lien.

The successor shall be substituted for the Company, and thereafter all obligations of the Company under this Indenture, the Securities and any coupons shall terminate.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.                                Events of Default.

An “Event of Default” on a series occurs if:

(1)           the Company defaults in any payment of interest on any Securities of the series when the same becomes due and payable and the Default continues for a period of 10 days;

(2)           the Company defaults in the payment of the principal of any Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;

(3)           the Company defaults in the performance of any of its other agreements applicable to the series and the Default continues for 90 days after the notice specified below;

(4)           the Company pursuant to or within the meaning of any Bankruptcy Law:

(a)           commences a voluntary case,

(b)           consents to the entry of an order for relief against it in an involuntary case,

(c)           consents to the appointment of a Custodian for it or for all or substantially all of its property, or

(d)           makes a general assignment for the benefit of its creditors;

(5)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)           is for relief against the Company in an involuntary case,

(b)           appoints a Custodian for the Company or for all or substantially all of its property, or

(c)           orders the liquidation of the Company;

and the order or decree remains unstayed and in effect for 60 days; or

(6)           any other Event of Default provided for in the series.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the series notify the Company of the Default and the Company does not cure the Default within the time specified after receipt of the notice.  The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If Holders notify the Company of a Default, they shall notify the Trustee at the same time.

SECTION 6.02.                                Acceleration.

If an Event of Default occurs and is continuing on a series, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the series by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities of the series to be due and payable immediately.  Discounted Securities may provide that the amount of principal due upon acceleration is less than the stated principal amount.

The Holders of a majority in principal amount of the series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

SECTION 6.03.                                Other Remedies.

If an Event of Default occurs and is continuing on a series, the Trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the Trustee and Holders of the series.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or coupons or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.04.                                Waiver of Past Defaults.

Unless the Bond Resolution otherwise provides, the Holders of a majority in principal amount of a series by notice to the Trustee may waive an existing Default on the series and its consequences except:

(1)           a Default in the payment of the principal of or interest on the series, or

(2)           a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected.

SECTION 6.05.                                Control by Majority.

The Holders of a majority in principal amount of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, with respect to the series.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture.

SECTION 6.06.                                Limitation on Suits.

A Securityholder of a series may pursue a remedy with respect to the series only if:

(1)           the Holder gives to the Trustee notice of a continuing Event of Default on the series;

(2)           the Holders of at least 25% in principal amount of the series make a request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)           during such 60-day period the Holders of a majority in principal amount of the series do not give the Trustee a direction inconsistent with such request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07.                                Collection Suit by Trustee.

If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing on a series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the series.

SECTION 6.08.                                Priorities.

If the Trustee collects any money for a series pursuant to this Article, it shall pay out the money in the following order:

First:           to the Trustee for amounts due under Section 7.06;

Second:                      to Securityholders of the series for amounts due and unpaid for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable for principal and interest, respectively; and

Third:           to the Company.

The Trustee may fix a payment date for any payment to Securityholders.

ARTICLE 7

TRUSTEE

SECTION 7.01.                                Rights of Trustee.

(1)           The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(2)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

(3)           The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(4)           The Trustee shall not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(5)           The Trustee may refuse to perform any duty or exercise any right or power which it reasonably believes may expose it to any loss, liability or expense unless it receives indemnity satisfactory to it against such loss, liability or expense.

(6)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(7)           The Trustee shall have no duty with respect to a Default unless it has actual knowledge of the Default.

(8)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized and within its powers.

(9)           Any Agent shall have the same rights and be protected to the same extent as if it were Trustee.

SECTION 7.02.                                Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities or coupons and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.

SECTION 7.03.                                Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or any coupons; it shall not be accountable for the Company’s use of the proceeds from the Securities; it shall not be responsible for any statement in the Securities or any coupons; it shall not be responsible for any overissue; it shall not be responsible for determining whether the form and terms of any Securities or coupons were established in conformity with this Indenture; and it shall not be responsible for determining whether any Securities were issued in accordance with this Indenture.

SECTION 7.04.                                Notice of Defaults.

If a Default occurs and is continuing on a series and if it is known to the Trustee, the Trustee shall mail a notice of the Default within 90 days after it occurs to Holders of Registered Securities of the series.  Except in the case of a Default in payment on a series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders of the series.  The Trustee shall withhold notice of a Default described in Section 6.01(3) until at least 90 days after it occurs.

SECTION 7.05.                                Reports by Trustee to Holders.

Any report required by TIA § 313(a) to be mailed to Securityholders shall be mailed by the Trustee on or before June 30 of each year.

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which any Securities are listed.  The Company shall notify the Trustee when any Securities are listed on a stock exchange.

SECTION 7.06.                                Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shell reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it.  Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee against any loss or liability incurred by it.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities and any coupons on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest on particular securities.

SECTION 7.07.                                Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign by so notifying the Company.  The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company’s consent.

The Company may remove the Trustee if:

(1)           the Trustee fails to comply with TIA § 310(a) or § 310(b) or with Section 7.09;

(2)           the Trustee is adjudged a bankrupt or an insolvent;

(3)           a Custodian or other public officer takes charge of the Trustee or its property;

(4)           the Trustee becomes incapable or acting; or

(5)           an event of the kind described in Section 6.01(4) or (5) occurs with respect to the Trustee.

The Company also may remove the Trustee with or without cause if the Company so notifies the Trustee six months in advance and if no Default occurs during the six-month period.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with TIA § 310(a) or § 310(b) or with Section 7.09, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of Registered Securities.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

SECTION 7.08.                                Successor Trustee by Merger. etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.09.                                Trustee’s Capital and Surplus.

The Trustee at all times shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published report of condition.

SECTION 7.10.                                No Conflicting Interest.

In determining whether the Trustee has a conflicting interest under TIA § 310(b)(1) the following are excluded:  (i) Indenture dated as of March 1, 1987 between Union Carbide Chemicals and Plastics Company Inc.:  (formerly Union Carbide Corporation) and Continental Bank, National Association (formerly Continental Illinois National Bank and Trust Company of Chicago), Trustee, for 9¾ % Senior Subordinated Notes Due 1994 and (2) Trust Agreement dated as of December 15, 1976 between General Electric Credit Corporation and Continental Bank, National Association (formerly Continental Illinois National Bank and Trust Company of Chicago), as Trustee, for Trust No. 13.

ARTICLE 8

DISCHARGE OF INDENTURE

SECTION 8.01.                                Defeasance.

Securities of a series may be defeased in accordance their terms and, unless the Bond Resolution otherwise provides, in accordance with this Article.

The Company at any time may terminate as to a series all of its obligations under this Indenture, the Securities of the series and any related coupons (“legal defeasance option”).  The company at any time may terminate as to a series its obligations under Sections 4.04, 4.05 and 4.06 (“covenant defeasance option”).  However, in the case of the legal defeasance option, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.06, 7.07 and 8.04 shall survive until the Securities of the series are no longer outstanding; thereafter the Company’s obligations in Section 7.06 shall survive.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.  If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default.  If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to Section 4.04, 4.05 or 4.06.

The Trustee upon request shall acknowledge in writing the discharge of those obligations that the Company terminates.

SECTION 8.02.                                Conditions to Defeasance.

The Company may exercise as to a series its legal defeasance option or its covenant defeasance option if:

(1)           the Company irrevocably deposits in trust with the Trustee or another trustee money or U.S. Government Obligations;

(2)           the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations without reinvestment plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of the series to maturity or redemption, as the case may be;

(3)           immediately after the deposit no Default exists;

(4)           the deposit does not constitute a default under any other agreement binding on the Company;

(5)           the deposit does not cause the Trustee to have a conflicting interest under TIA § 310(a) or § 310(b) as to another series;

(6)           the Company delivers to the Trustee an Opinion of Counsel to the effect that Holders of the series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance;

(7)           the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940; and

(8)           91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(4) or (5) occurs that is continuing at the end of the period.

Before or after a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

“U.S. Government Obligations” means direct obligations of the United States which have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

SECTION 8.03.                                Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government obligations deposited with it pursuant to Section 8.02.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on Securities of the defeased series.

SECTION 8.04.                                Repayment to Company.

The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years.  After payment to the Company, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors unless an abandoned property law designates another person.

ARTICLE 9

AMENDMENTS

SECTION 9.01.                                Without Consent of Holders.

The Company and the Trustee may amend this Indenture, the Securities or any coupons without the consent of any Securityholder:

(1)           to cure any ambiguity, omission, defect or inconsistency;

(2)           to comply with Article 5;

(3)           to provide that specific provisions of this Indenture shall not apply to a series not previously issued;

(4)           to create a series and establish its terms;

(5)           to provide for a separate Trustee for one or more series; or

(6)           to make any change that does not materially adversely affect the rights of any Securityholder.

SECTION 9.02.                                With Consent of Holders.

Unless the Bond Resolution otherwise provides, the Company and the Trustee may amend this Indenture, the Securities and any coupons with the written consent of the Holders of a majority in principal amount of the Securities of all series affected by the amendment voting as one class.  However, without the consent of each Securityholder affected, an amendment under this Section may not:

(1)           reduce the amount of Securities whose Holders must consent to an amendment;

(2)           reduce the interest on or change the time for payment of interest on any Security;

(3)           change the fixed maturity of any Security;

(4)           reduce the principal of any non-Discounted Security or reduce the amount of principal of any Discounted Security that would be due upon an acceleration thereof;

(5)           change the currency in which principal or interest on a Security is payable; or

(6)           make any change in Section 6.04 or 9.02, except to increase the amount of Securities whose Holders must consent to an amendment or waiver or to provide that other provisions of this Indenture cannot be amended or waived without the consent of each Securityholder affected thereby.

An amendment of a provision included solely for the benefit of one or more series does not affect Securityholders of any other series.

Securityholders need not consent to the exact text of a proposed amendment or waiver; it is sufficient if they consent to the substance thereof.

SECTION 9.03.                                Compliance with Trust Indenture Act.

Every amendment pursuant to Section 9.01 or 9.02 shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

SECTION 9.04.                                Effect of Consents.

An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder entitled to consent to it.

A consent to an amendment or waiver by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security that evidences the same debt as the consenting Holder’s Security.  Any Holder or subsequent Holder may revoke the consent as to his Security if the Trustee receives notice of the revocation before the amendment or waiver becomes effective.

The Company may fix a record date for the determination of Holders of Registered Securities entitled to give a consent.  The record date shall not be less than 10 nor more than 60 days prior to the first written solicitation of Securityholders.

SECTION 9.05.                                Notation on or Exchange of Securities.

The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated.  The Company may issue in exchange for affected Securities new Securities that reflect the amendment or waiver.

SECTION 9.06.                                Trustee Protection.

The Trustee need not sign any supplemental indenture that adversely affects its rights.

ARTICLE 10

SUBORDINATION

SECTION 10.01.                                Agreement to Subordinate.

The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities and the payment of principal thereof and interest thereon are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness.

Money and securities held in trust pursuant to Article 8 are not subject to the subordination provisions of this Article 10.

SECTION 10.02.                                Certain Definitions.

“Representative” means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

“Senior Indebtedness” means the principal of and interest on (a) any and all indebtedness and obligations of the Company (including. indebtedness of others guaranteed by the Company) other than the Securities, whether or not contingent and whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, which (i) are for money borrowed; (ii) are evidenced by any bond, note, debenture or similar instrument; (iii) represent the unpaid balance on the purchase price of any property, business or asset of any kind; (iv) are obligations of the Company as lessee under any and all leases of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; (v) are reimbursement obligations of the Company with respect to letters of credit; or (vi) are obligations of the Company with respect to interest rate swap obligations and foreign exchange agreements; and (b) any deferrals, amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of the types referred to above; provided that Senior Indebtedness shall not include (i) the Securities; (ii) any indebtedness or obligation of the Company which, by its express terms or the express terms of the instrument creating or evidencing it, is not superior in right of payment to the Securities; and (iii) any indebtedness or obligation incurred by the Company in connection with the purchase of assets, materials or services in the ordinary course of business and which constitutes a trade payable.

SECTION 10.03.                                Liquidation; Dissolution; Bankruptcy.

Upon any payment or distribution of the Company’s assets to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, whether voluntary or involuntary:

(1)           holders of senior Indebtedness shall be entitled to receive payment in full of the principal of and interest to the date of payment on the Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on Securities; and

(2)           until the Senior Indebtedness is paid in full, any distribution to which Securityholders would be entitled but for this Article shall be made to holders of Senior Indebtedness as their interests may appear, except the Securityholders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.

SECTION 10.04.	Company Not to Make Payments with Respect to Securities in Certain Circumstances.

Except for payment in or distribution of securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities, the Company shall not make any payment with respect to the principal of or interest on any of the Securities, or make any other payment with respect to the purchase or other acquisition of any of the Securities:

(a)           if there shall have occurred a default in the payment of the principal of or interest on any Senior Indebtedness; or

(b)            if there shall exist at the time of such payment, or such payment would create, an event of default (or an event which, with the giving of notice or the passage of time or both, would become an event of default) with respect to any Senior Indebtedness which would permit the holders (or any specified proportion of such holders) of such Senior Indebtedness to accelerate the maturity thereof, and if notification of such default or event of default has been given to the Company by a holder of such Senior Indebtedness or by a trustee, agent or Representative for an issue of Senior Indebtedness;

unless and until, in each case, whether described in clause (a) or clause (b), such default or event of default shall have been cured or waived in the manner required by the instrument relating to such Senior Indebtedness or shall otherwise have ceased to exist.

Regardless of anything to the contrary herein, nothing shall prevent (a) any payment by the Trustee to the Securityholders of amounts deposited with it pursuant to Article 8 or (b) any payment by the Trustee or the Paying Agent as permitted by Section 10.11.

SECTION 10.05.                                Acceleration of Securities.

If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 10.06.                                When Distribution Must Be Paid Over.

In the event that the Company shall make any payment to the Trustee of the principal of or interest on the Securities at a time when such payment is prohibited by Section 10.03 or 10.04, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the Representatives or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

If a distribution is made to Securityholders that because of this Article should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

SECTION 10.07.                                Notice by Company.

The Company shall promptly notify the Trustee and any Paying Agent in writing of any facts known to the Company that would cause a payment of principal of or interest on Securities to violate this Article.

SECTION 10.08.                                Subrogation.

After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness.  A distribution made under this Article to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

SECTION 10.09.                                Subordination May Not Be Impaired by Company.

No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 10.10.                                Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

SECTION 10.11.                                Rights of Trustee and Paying Agent.

The Trustee or Paying Agent may continue to make payments on the Securities until a Trust Officer of the Trustee receives written notice of facts that would cause a payment of principal of or interest on the Securities to violate this Article.  Only the Company, a Representative or a holder of an issue of Senior Indebtedness that has no Representative may give the notice.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative on behalf of any such holder in the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person who is a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment or until such time as the Trustee shall be otherwise satisfied as to the right of such person to receive such payment.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holder if it shall mistakenly pay over or distribute to Securityholders or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

SECTION 10.12.                                Officers’ Certificate.

If there occurs an event referred to in Section 10.03 or 10.04, the Company shall promptly give to a Trust Officer of the Trustee an Officers’ Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness or their Representatives and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers’ Certificate is being delivered to the Trustee.

SECTION 10.13.                                Obligation of Company Unconditional.

Nothing contained in this Article 10 or elsewhere in this Indenture or in any Bond Resolution is intended to or shall impair, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities and the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.  Upon any distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Securities shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.  Nothing contained in this Article 10 or elsewhere in this Indenture or in any Security is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any default specified in Section 10.04 (not cured or waived), payments at any time of the principal or of interest on the Securities.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01.                                Trust Indenture Act.

The provisions of TIA §§ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.                                Notices.

Any notice by one party to another is duly given if in writing and delivered in person, sent by facsimile transmission confirmed by mail or mailed by first-class mail to the other’s address shown below:

Company:	Praxair, Inc. 39 Old Ridgebury Road Danbury, CT 06817-0001 Attention: Treasurer
Trustee:	[ ] [ ] [ ] Attention: Corporate Trust Department

A party by notice to the other parties may designate additional or different addresses for subsequent notices.

Any notice mailed to a Securityholder shall be mailed to his address shown on the register kept by the Transfer Agent or on the list referred to in section 2.06.  Failure to mail a notice to a Securityholder or any defect in a notice mailed to a Securityholder shall not affect the sufficiency of the notice mailed to other Securityholders or the sufficiency of any published notice.

If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

If in the Company’s opinion it is impractical to mail a notice required to be mailed or to publish a notice required to be published, the Company may give such substitute notice as the Trustee approves.  Failure to publish a notice as required or any defect in it shall not affect the sufficiency of any mailed notice.

All notices shall be in the English language, except that any published notice may be in an official language of the country of publication.

A “notice” includes any communication required by this indenture.

SECTION 11.03.                                Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall if so requested furnish to the Trustee:

(1)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the Proposed action have been complied with; and

(2)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.04.                                Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)           a statement that the person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 11.05.                                Rules by Company and Agents.

The Company may make reasonable rules for action by or a meeting of Securityholders.  An Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.06.                                Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open.  If a payment date is a Legal Holiday at a place of payment, unless the Bond Resolution otherwise provides, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.07.                                No Recourse Against Others.

All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 11.08.                                Duplicate Originals.

The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 11.09.                                Governing Law.

The laws of the State of New York shall govern this Indenture, the Securities and any coupons, unless federal law governs.

SIGNATURES

Dated:	PRAXAIR, INC. By: ____________________________ (SEAL)

Attest:

Assistant Secretary

Dated:	By: ____________________________ Vice President (SEAL)

Attest:

Trust Officer

EXHIBIT A

A Form of Registered Security

No.	$

PRAXAIR, INC.

(Title of Security)

Praxair, Inc. promises to pay to or registered assigns the principal sum of         Dollars on Interest Payment Dates:

Record Dates:

Dated:

[                         ]
Transfer Agent and Paying Agent                                                                           PRAXAIR, INC.

(SEAL)                                                                           by: Chairman of the Board

Authenticated

[                         ]

Registrar, by

Authorized Signature Vice-President

PRAXAIR, INC.

[Title of Security]

1.           Interest.1

Praxair, Inc. (“Company”), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Company will pay interest semiannually on [          ] and [          ] of each year commencing [          ] , 20[ ].  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [          ], 20[ ].  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.           Method of Payment.2

The Company will pay interest on the Securities to the persons who are registered holders of securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company may pay principal and interest by check payable in such money.  It may mail an interest check to a holder’s registered address.

3.            Bond Agents.

Initially, [          ], will act as Paying Agent, Transfer Agent and Registrar.  The Company may change any Paying Agent, Transfer Agent or Registrar without notice.  The Company or any Affiliate may act in any such capacity.  Subject to certain conditions, the Company may change the Trustee.

4.            Indenture.

The company issued the securities of this series (“Securities”) under an Indenture dated as of [ ], 1992 (“Indenture”) between the Company and [          ] (“Trustee”).  The terms of the Securities include those stated in the Indenture and in the Bond Resolution creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb).  Securityholders are referred to the Indenture, the Bond Resolution and the Act for a statement of such terms.

5.           Optional Redemption.3

On or after [          ], the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

If redeemed during the 12-month period beginning,

Year	Percentage	Year	Percentage
and thereafter at 100%.

6.           Mandatory Redemption.4

The Company will redeem $[          ] principal amount of Securities on [          ] and on each [          ] thereafter through [          ] at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.  The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and (ii) that the Company  has delivered to the Registrar for cancellation.  The Company may so subtract the same Security only once.

7.           Additional Optional Redemption.6

In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than $[          ] principal amount of Securities on [          ] and on each [          ] thereafter through [          ] at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

8.           Notice of Redemption.7

Notice of redemption will be mailed at least 20 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address.

9.           Subordination.8

The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness (as defined in the Indenture).  Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

10.           Denominations, Transfer, Exchange.

The Securities age in registered form without coupons in denominations of $1,0009 and whole multiples of $1,000.  The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture.  The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption.  Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.           Persons Deemed Owners.

The registered holder of a Security may be treated as its owner for all purposes.

12.           Amendments and Waivers.

Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.10 Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

13.           Restrictive Covenants.11

The Securities are unsecured general obligations of the Company limited to $[ ] principal amount.  The Indenture does not limit other unsecured debt.

14.           Successors.

When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

15.           Defeasance Prior to Redemption or Maturity.12

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity.  U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

16.           Defaults and Remedies.

An Event of Default13 includes:                                                      default for 10 days in payment of interest on the Securities; default in payment of principal on the Securities; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series.  If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities.  Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.  The Company must furnish an annual compliance certificate to the Trustee.

17.           Trustee Dealings with Company.

[          ], the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

18.           No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

19.           Authentication.

This Security shall not be valid until authenticated by a manual signature of the Registrar.

20.           Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (+joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (+Uniform Gifts to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Bond Resolution, which contains the text of this Security in larger type.  Requests may be made to:  Secretary, Praxair, Inc., 39 Old Ridgebury Road, Danbury, CT 06817-0001.

EXHIBIT B

A Form of Bearer Security

No.	$

PRAXAIR, INC.

(Title of Security)

Praxair, Inc. promises to pay to or registered assigns the principal sum of       Dollars on Interest Payment Dates:

Record Dates:

Dated:

[                         ]
Transfer Agent                                                                           PRAXAIR, INC.

(SEAL)                                                                           by:  Chairman of the Board

Authenticated:

[                         ]

Registrar, by

Authorized Signature Vice-President

PRAXAIR, INC.

[Title of Security)

1.           Interest.1

Praxair, Inc. (“Company”), a Delaware corporation, promises to pay to bearer interest on the principal amount of this Security at the rate per annum shown above.  The Company will pay interest semiannually on [          ] and [          ] of each year commencing [          ], 20[ ].  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [          ], 20[ ].  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.           Method of Payment.2

Holders must surrender Securities and any coupons to a Paying Agent to collect principal and interest payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company may pay principal and interest by check payable in such money.

3.           Bond Agents.

Initially, [          ], will act as Transfer Agent, Paying Agent and Registrar.  The Company may change any Paying Agent, Transfer Agent or Registrar without notice.  The Company or any Affiliate may act in any such capacity.  Subject to certain conditions, the Company may change the Trustee.

4.           Indenture.

The Company issued the securities of this series (“Securities’) under an Indenture dated as of [ ], 1992 (“Indenture”) between the Company and [          ] (“Trustee”).  The terms of the Securities include those stated in the Indenture and in the Bond Resolution and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb).  Securityholders are referred to the Indenture, the Bond Resolution and the Act for a statement of such terms.

5.           Optional Redemption.3

On or after [          ], the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus: accrued interest to the redemption date.

If redeemed during the 12-month period beginning,

Year	Percentage	Year	Percentage
and thereafter at 100%.

6.           Mandatory Redemption.4

The Company will redeem $[          ] principal amount of Securities on [          ] and on each [          ] thereafter through [          ] at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.  The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the company has redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation.  The Company may so subtract the same Security only once.

7.            Additional Optional Redemption.6

In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than $[          ] principal amount of Securities on [          ] and on each [          ] thereafter through [          ] at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

8.           Notice of Redemption.7

Notice of redemption will be published once in an Authorized Newspaper in the City of New.  York and if the Securities are listed on any stock exchange located outside the United States and such stock exchange so requires, in any other required city outside the United States at least 20 days but not more than 60 days before the redemption date.  Notice of redemption also will be mailed to holders who have filed their names and addresses with the Transfer Agent within the two preceding years.  A holder of Securities may miss important notices if he fails to maintain his name and address with the Transfer Agent.

9.           Subordination.8

The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness (as defined in the Indenture).  Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

10.           Denominations, Transfer, Exchange.

The Securities are in bearer form with coupons in denominations of $5,0009 and whole multiples of $5,000.  The Securities may be transferred by delivery and exchanged as provided in the Indenture.  Upon an exchange, the Transfer Agent may require a holder, among other things, to furnish appropriate documents and to pay any taxes and fees required by law or the Indenture.  The Transfer Agent need not exchange any Security or portion of a Security selected for redemption.  Also, it need not exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.           Persons Deemed Owners.

The holder of a Security or coupon may be treated as its owner for all purposes.

12.           Amendments and Waivers.

Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.10 Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

13.           Restrictive Covenants.11

The Securities are unsecured general obligations of the Company limited to $[          ] principal amount.  The Indenture does not limit other unsecured debt.

14.            Successors.

When a successor assumes all the obligations of the Company under the Securities, any coupons and the Indenture, the Company will be released from those obligations.

15.            Defeasance Prior to Redemption or Maturity.12

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities, any coupons and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity.  U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such obligations.

16.            Defaults and Remedies.

An Event of Default13 includes:                                                      default for 10 days in payment of interest on the Securities; default in payment of principal on the Securities; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series.  If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal14 of all the Securities to be due and payable immediately.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities.  Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.  The Company must furnish an annual compliance certificate to the Trustee.

17.            Trustee Dealings with Company.

[          ], the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

18.            No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

19.            Authentication.

This Security shall not be valid until authenticated by a manual signature of the Registrar.

20.            Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (+joint tenants with right of survivorship and not as tenants in common), CUST (+custodian), and U/G/M/A (+Uniform Gifts to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Bond Resolution, which contains the text of this Security in larger type.  Requests may be made to:  Secretary, Praxair, Inc., 39 Old Ridgebury Road, Danbury, CT 06817-0001.

 [FACE OF COUPON]

_______

[$]_____

Due____

PRAXAIR, INC.

[Title of Security]

Unless the Security attached to this coupon has been called for redemption, Praxair, Inc. (“Company”) will pay to bearer, upon surrender, the amount shown hereon when due.  This coupon may be surrendered for payment to any Paying Agent listed on the back of this coupon unless the Company has replaced such Agent.  Payment may be made by check.  This coupon represents six months’ interest.

PRAXAIR, INC. By: _________________________ [REVERSE OF COUPON] PAYING AGENTS

NOTES TO EXHIBITS A AND B

1.           If the Security is not to bear interest at a fixed rate per annum, insert a description of the manner in which the rate of interest is to be determined.  If the Security is not to bear interest prior to maturity, so state.

2.           If the method or currency of payment is different, insert a statement thereof.

3.           If applicable.

4.           If applicable.

5.           If the Security is a Discounted Security, insert amount to be redeemed or method of calculating such amount.

6.           If applicable.  Also insert, if applicable, provisions for repayment of Securities at the option of the Securityholder.

7.           If applicable.

8.           If additional or different subordination terms apply insert a brief summary thereof.

9.           If applicable.  Insert additional or different denominations.

10.           If different terms apply, insert a brief summary thereof.

11.           If applicable.  If additional or different covenants apply, insert a brief summary thereof.

12.           If applicable.  If different defeasance terms apply, insert a brief summary thereof.

13.           If additional or different Events of Default apply, insert a brief summary thereof.

14.           If the Security is a Discounted Security, set forth the amount due and payable upon an Event of Default.

Note:           U.S. tax law may require certain legends on Discounted and Bearer Securities.

EXHIBIT C
ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

_______________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. no.)

_______________________________________________________________________________
 (Print or type assignee’s name, address and zip code)

and irrevocably appoint ______________________________________________________________
agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:  ____________________________                                                       Your Signature:

________________________________________________________ (Sign exactly as your name appears on the other side of this Security)

C-1